Exhibit 99.1

FOR IMMEDIATE RELEASE

CORE LAB RESCHEDULES TIME AND LOCATION OF ITS 2020 ANNUAL SHAREHOLDER MEETING WHILE MAINTAINING MEETING DATE OF MAY 20, 2020

AMSTERDAM (27 March 2020) – Core Laboratories N.V. (NYSE: "CLB US" and Euronext Amsterdam: "CLB NA"), (the “Company” or “Core Lab”) announces that on March 20, 2020, it filed its definitive proxy on form DEF-14A with the U.S. Securities and Exchange Commission (the “SEC”) setting the Company’s 2020 annual shareholder meeting in Amsterdam, the Netherlands, for May 20, 2020 at 9:00 a.m. CEST.

On March 23, 2020, the Dutch authorities issued a pronouncement prohibiting public gatherings in the Netherlands until at least June 1, 2020, due to the effects of COVID-19. On March 26, 2020, the Dutch authorities clarified the pronouncement and stated that the prohibition did not apply to shareholders’ meetings, as long as they comply with certain precautionary safety measures during the meeting.

The Company is committed to keeping all its stakeholders safe at the meeting to be held on May 20, 2020, in compliance with all regulatory safety requirements.  The Company will conduct its 2020 annual shareholders’ meeting on May 20, 2020, as previously announced, but the meeting will commence at 3:30 p.m. CEST, instead of at 9:00 a.m. CEST. The location of the 2020 annual meeting is also being moved to the offices of our Dutch counsel, NautaDutilh, N.V., whose offices are located at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.

Core Lab will be filing additional proxy materials with the SEC to provide notice of such changes to the location and start time of the 2020 annual meeting.

About Core Lab

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description and production enhancement services used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing region in the world.

Additional Information and Where to Find It

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at Company’s upcoming 2020 annual meeting. Core Lab has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2020 annual meeting. CORE LAB SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Core Lab with the SEC without charge from the SEC’s website at www.sec.gov.

Forward-Looking Statements

This release, as well as other statements we make, includes forward-looking statements regarding the Company’s current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Specifically, forward-looking statements may include, but are not limited to, the statements regarding the postponement of the 2020 annual meeting and the filing of additional proxy materials. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Such statements are based on current expectations of the Company and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

For more information contact:

Gwen Y. Schreffler - SVP Corporate Development and Investor Relations, +1 713 328 6210

investor.relations@corelab.com

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